                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                                     [LOGO]
               -------------------------------------------------


     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.


     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


MBS New Issue Term Sheet

Mortgage Pass-Through Certificates, Series 2007-1, Group T2

$438,025,000 (approximate) Classes T-A-1A, T-A-1B, T-A-2, T-A-3A, T-A-3B, T-A-4,
T-A-5, T-A-6, T-A-7, T-A-8, T-A-9,  T-A-10,  T-A-11,  T-M-1, T-M-2, T-M-3, T-M-4
and T-M-5 (Offered Certificates)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

U.S. Bank National Association
Trustee and Custodian

Wells Fargo Bank, N.A.
SunTrust Mortgage, Inc.
Servicers

January 12, 2007

[GRAPHIC OMITTED][GRAPHIC OMITTED]


--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an
offer         or         solicitation          would         be         illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.








--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an
offer         or         solicitation          would         be         illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                      Preliminary Summary of Certificates
                                   To Call (1)
--------------------------------------------------------------------------------

                                                                   Est.        Expected
                                                           Est.    Prin.       Maturity
                 Approx.                                   WAL     Window      to Call @   Delay          Expected
Class            Size (2)    Interest - Principal Type    (yrs)    (mos)       100% PPC      Days          Ratings
------------------------------------------------------------------------------------------------------------------------
Offered Certificates                                                                                Moody's      S&P
---------------------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-1A       110,000,000  Senior, Sequential Pay,      1.05     1-25         25          0         Aaa        AAA
                             Floating Rate
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-1B        71,762,000  Senior, Sequential Pay,      1.05     1-25                     24        Aaa        AAA
                             Fixed Rate                                         25
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-2        48,449,000  Senior, Sequential Pay,      2.39     25-33                    0         Aaa        AAA
                             Floating Rate                                      33
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-3A        10,000,000  Super Senior, Sequential     3.12     33-43                    0         Aaa        AAA
                             Pay, Floating Rate                                 43
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-3B        24,088,000  Super Senior, Sequential     3.12     33-43                    24        Aaa        AAA
                             Pay, Fixed Rate                                    43
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-4        30,000,000  Super Senior, Sequential     5.03     43-97                    24        Aaa        AAA
                             Pay, Fixed Rate                                    97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-5        28,249,000  Super Senior, Sequential     5.03     43-97                    24        Aaa        AAA
                             Pay, Fixed Rate                                    97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-6         1,751,000  Super Senior Support,        5.03     43-97                    24        Aa1        AAA
                             Fixed Rate                                         97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-7        11,500,000  Senior, Sequential Pay,      8.07     97-97                    24        Aaa        AAA
                             Fixed Rate                                         97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-8        19,000,000  Senior, Lockout, Fixed       6.40     37-97                    24        Aaa        AAA
                             Rate                                               97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-A-9        40,000,000  Super Senior, Lockout,       6.40     37-97                    24        Aaa        AAA
                             Fixed Rate                                         97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-10        12,000,000  Super Senior, Lockout,       6.40     37-97                    24        Aaa        AAA
                             Fixed Rate                                         97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
   T-A-11         8,430,000  Super Senior Support,        6.40     37-97                    24        Aaa        AAA
                             Lockout, Fixed Rate                                97
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-M-1        10,624,000  Mezzanine, Fixed Rate        5.36     37-97        97          24        Aa1        AAA
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-M-2         5,533,000  Mezzanine, Floating Rate     5.36     37-97        97          0         A2         A-
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-M-3         2,213,000  Mezzanine, Floating Rate     5.36     37-97        97          0         A3        BBB+
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-M-4         2,213,000  Mezzanine, Floating Rate     5.35     37-97        97          0        Baa2        BBB
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
    T-M-5         2,213,000  Mezzanine, Floating Rate     5.12     37-92        92          0         NR        BBB-
-------------- ------------- --------------------------- ------- ---------- ------------ --------- ---------- ----------
                                                 Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------
   T-B-1          3,100,000
-------------- -------------
    CE                   NA
-------------- -------------
     P                 $100
-------------- -------------
     R                   NA
-------------- ------------- -------------------------------------------------------------------------------------------


(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR.

(2)  Class sizes are approximate and are subject to a +/- 5% variance.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an
offer         or          solicitation          would         be         illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                      Preliminary Summary of Certificates
                                 To Maturity (1)
--------------------------------------------------------------------------------

                                                                            Expected
                                                                             Final
                                                              Est. Prin.     Maturity
                 Approx.                                 WAL   Window         @ 100%      Delay
Class            Size (2)    Interest - Principal Type  (yrs)  (mos)           PPC         Days          Ratings
Offered Certificates                                                                                Moody's      S&P
   T-A-1A       110,000,000  Senior, Sequential Pay,      1.05      1 - 25       25         0         Aaa        AAA
                             Floating Rate
   T-A-1B        71,762,000  Senior, Sequential Pay,                                        24        Aaa        AAA
                             Fixed Rate                   1.05      1 - 25       25
    T-A-2        48,449,000  Senior, Sequential Pay,                                        0         Aaa        AAA
                             Floating Rate                2.39     25 - 33       33
   T-A-3A        10,000,000  Super Senior, Sequential                                       0         Aaa        AAA
                             Pay, Floating Rate           3.12     33 - 43       43
   T-A-3B        24,088,000  Super Senior, Sequential                                       24        Aaa        AAA
                             Pay, Fixed Rate              3.12     33 - 43       43
    T-A-4        30,000,000  Super Senior, Sequential                                       24        Aaa        AAA
                             Pay, Fixed Rate              5.28     43 - 142      142
    T-A-5        28,249,000  Super Senior, Sequential                                       24        Aaa        AAA
                             Pay, Fixed Rate              5.28     43 - 142      142
    T-A-6         1,751,000  Super Senior Support,                                          24        Aa1        AAA
                             Fixed Rate                   5.28     43 - 142      142
    T-A-7        11,500,000  Senior, Sequential Pay,                                        24        Aaa        AAA
                             Fixed Rate                   14.21   142 - 223      223
    T-A-8        19,000,000  Senior, Lockout, Fixed                                         24        Aaa        AAA
                             Rate                         6.79     37 - 221      221
    T-A-9        40,000,000  Super Senior, Lockout,       6.79     37 - 221      221        24        Aaa        AAA
                             Fixed Rate
   T-A-10        12,000,000  Super Senior, Lockout,       6.79                              24        Aaa        AAA
                             Fixed Rate                            37 - 221      221
   T-A-11         8,430,000  Super Senior Support,        6.79                              24        Aaa        AAA
                             Lockout, Fixed Rate                   37 - 221      221
    T-M-1        10,624,000  Mezzanine, Fixed Rate        5.79     37 - 147      147        24        Aa1        AAA
    T-M-2         5,533,000  Mezzanine, Floating Rate     5.66     37 - 128      128        0         A2         A-
    T-M-3         2,213,000  Mezzanine, Floating Rate     5.52     37 - 112      112        0         A3        BBB+
    T-M-4         2,213,000  Mezzanine, Floating Rate     5.38     37 - 103      103        0        Baa2        BBB
    T-M-5         2,213,000  Mezzanine, Floating Rate     5.12     37 - 92       92         0         NR        BBB-
------------------------------------------------------------------------------------------------------------------------
                                                 Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------
   T-B-1          3,100,000
-------------- -------------
    CE                   NA
-------------- -------------
     P                 $100
-------------- -------------
     R                   NA
-------------- ------------- -------------------------------------------------------------------------------------------


(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR for the life.

(2)  Class sizes are approximate and are subject to a +/- 5% variance.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Senior Certificates.........................Classes T-A-1A,  T-A-1B,  T-A-2,  T-A-3A,  T-A-3B,  T-A-4,  T-A-5, T-A-6, T-A-7,
                                            T-A-8, T-A-9, T-A-10 and T-A-11

Mezzanine Certificates......................Classes T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5

Offered Certificates........................Classes T-A-1A,  T-A-1B,  T-A-2,  T-A-3A,  T-A-3B,  T-A-4,  T-A-5, T-A-6, T-A-7,
                                            T-A-8, T-A-9, T-A-10, T-A-11, T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5

Certificates................................Classes T-A-1A,  T-A-1B,  T-A-2,  T-A-3A,  T-A-3B,  T-A-4,  T-A-5, T-A-6, T-A-7,
                                            T-A-8, T-A-9,  T-A-10,  T-A-11,  T-M-1, T-M-2, T-M-3, T-M-4, T-M-5, T-B-1, CE, P
                                            and R

Cut-off Date................................January 1, 2007

Distribution Date...........................25th day of each month, or the next succeeding  business day (First Distribution
                                            Date: February 26, 2007)

Pooling and Servicing Agreement.............The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated the  Closing  Date,  among the  Depositor,  the  Master  Servicer,  the
                                            Securities Administrator and the Trustee.

Mortgage Loans............................. A pool  of  fixed-rate  mortgage  loans  secured  by  first  liens  on  one-  to four-family properties.  Substantially all of the Mortgage Loans are expected to be originated by American Home Mortgage Corp.

Optional Termination........................Any insurer of net interest margin securities secured by all or a portion of the
                                            Class CE and Class P  Certificates  will have the  option  to  purchase  all the
                                            Mortgage  Loans  and  any  properties   that  the  Issuing  Entity  acquired  in
                                            satisfaction  of any of the Mortgage  Loans.  If there is no such  insurer,  the majority  holder  of the Class CE  Certificates  will  have the  option.  If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor,  the Master Servicer will have  the  option.  This  option  can be  exercised  when the  aggregate  Stated
                                            Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal  balance  of the  Mortgage  Loans as of the  Cut-off  Date;  provided, however,  any  optional  termination  will  be  permitted  only  pursuant  to  a
                                            "qualified  liquidation"  as defined under Section 860F of the Internal  Revenue
                                            Code of 1986, as amended.

Supplemental Interest Trust Trustee........ Wells Fargo Bank, N.A.

Swap Provider.............................. The Bank of New York


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------


                                       5

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Tax Structure...............................For  federal  income  tax  purposes,  elections  will be made to  treat  certain segregated  portions of the Issuing Entity as one or more "real estate  mortgage investment  conduits"  (each,  a  "REMIC").  Each  of the  Offered  Certificates represents  an  interest in two assets for federal  income tax  purposes:  (i) a
                                            "regular  interest" in a REMIC, which will be treated as  newly-originated  debt instruments  for most federal  income tax purposes and (ii) the right to payment of Cap Carryover Amounts and the obligation to make payments to the Supplemental
                                            Interest  Trust,  which are  expected  to  represent  an  interest in a notional principal  contract  for federal  income tax  purposes.  Certain  classes of the
                                            Offered  Certificates may be issued with "original issue discount"  depending on their issue price. If your class of Offered Certificates is issued with original issue discount,  you must report original issue discount income over the life of such Certificate, often well before such income is distributed in cash to you.

ERISA Eligibility...........................The Offered Certificates,  exclusive of the right to receive payments in respect of the Interest Rate Swap  Agreements,  are expected to be eligible for purchase by or on  behalf  of an  employee  benefit  plan or  arrangement,  including  an individual  retirement  account,  subject  to  the  Employee  Retirement  Income
                                            Security Act of 1974, as amended ("ERISA"), Section 4975 of the Internal Revenue
                                            Code of 1986,  as  amended  (the  "Code")  or any  federal,  state or local  law
                                            ("Similar Law") which is similar to ERISA or the Code  (collectively,  a "Plan")
                                            if the  conditions  of the Exemption  (as defined  below) are met.  Prior to the termination  of the  Supplemental  Interest  Trust,  a Plan  must  also meet the requirements of an investor-based class exemption to be eligible to purchase the
                                            Offered Certificates.

                                            The U.S.  Department of Labor has extended to Banc of America  Securities LLC an administrative  exemption  (the  "Exemption")  from  certain  of the  prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates  in pass-through  trusts that consist of certain  receivables,  loans and other  obligations that meet the conditions and requirements of the Exemption.

                                            A fiduciary or other person acting on behalf of any Plan should carefully review with  its  legal  advisors  whether  the  purchase  or  holding  of  an  Offered
                                            Certificate  could  give  rise  to a  transaction  prohibited  or not  otherwise permissible  under ERISA,  the Code or Similar Law.  Prospective  Plan investors should  consult with their legal advisors  concerning  the impact of ERISA,  the
                                            Code and Similar Law, the  applicability  of the  Exemption,  and the  potential consequences in their specific  circumstances,  prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable  fiduciary  standards of
                                            investment   prudence  and   diversification,   an  investment  in  the  Offered
                                            Certificates  is  appropriate  for the Plan,  taking  into  account  the overall investment  policy  of the Plan and the  composition  of the  Plan's  investment portfolio.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       6

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Interest Distributions.......................On each Distribution  Date,  the Securities  Administrator  will distribute the
                                             Interest   Remittance  Amount  in the following order of priority to the extent available:

                                                first,  concurrently,  to  the  Senior  Certificates,   pro  rata,  the  Accrued
                                            Certificate Interest thereon for such Distribution Date;

                                                second,  concurrently,  to the  Senior  Certificates,  pro  rata,  the  Interest
                                            Carryforward Amount thereon for such Distribution Date;

                                                third, to the Class T-M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                                                fourth,  to the Class  T-M-2  Certificates,  the  Accrued  Certificate  Interest
                                            thereon for such Distribution Date;

                                                fifth, to the Class T-M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                                                sixth, to the Class T-M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                                                seventh,  to the Class  T-M-5  Certificates,  the Accrued  Certificate  Interest
                                            thereon for such Distribution Date;

                                                eighth,  to the Class  T-B-1  Certificates,  the  Accrued  Certificate  Interest
                                            thereon for such Distribution Date; and

                                                ninth,  the amount,  if any, of the Interest  Remittance  Amount remaining after application  with respect to the  priorities  set forth above will be applied as described below under "Monthly Excess Cashflow."



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an
offer         or          solicitation          would         be         illegal
--------------------------------------------------------------------------------




                                       7

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Principal Distributions.................... For each  Distribution  Date before the Stepdown Date or when a Trigger Event is in  effect,  the  Principal  Distribution  Amount  will be  allocated  among and distributed  in  reduction  of the class  balances  of the  Certificates  in the following order of priority:

                                                 first,  concurrently,  up to the Priority Amount, to the Class T-A-8, Class
                                            T-A-9,  Class T-A-10 and Class T-A-11  Certificates,  pro rata,  until the class balances thereof have been reduced to zero;

                                                 second,  concurrently,  to the Class T-A-1A and Class T-A-1B  Certificates,
                                            pro rata, until the class balances thereof have been reduced to zero;

                                                 third, to the Class T-A-2 Certificates, until the class balance thereof has been reduced to zero;

                                                 fourth,  concurrently,  to the Class T-A-3A and Class T-A-3B  Certificates,
                                            pro rata, until the class balances thereof have been reduced to zero;

                                                 fifth,  concurrently,  to the Class  T-A-4,  Class  T-A-5  and Class  T-A-6
                                            Certificates,  pro rata,  until the class balances  thereof have been reduced to zero;

                                                 sixth, to the Class T-A-7 Certificates, until the class balance thereof has been reduced to zero;

                                                 seventh,  concurrently,  to the Class T-A-8,  Class T-A-9, Class T-A-10 and
                                            Class T-A-11 Certificates,  pro rata, until the class balances thereof have been reduced to zero;

                                                 eighth,  to the Class T-M-1  Certificates,  until the class balance thereof has been reduced to zero;

                                                 ninth, to the Class T-M-2 Certificates, until the class balance thereof has been reduced to zero;

                                                 tenth, to the Class T-M-3 Certificates, until the class balance thereof has been reduced to zero;

                                                 eleventh, to the Class T-M-4 Certificates,  until the class balance thereof has been reduced to zero;

                                                 twelfth, to the Class T-M-5  Certificates,  until the class balance thereof has been reduced to zero;

                                                 thirteenth,  to the Class  T-B-1  Certificates,  until  the  class  balance thereof has been reduced to zero; and



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       8

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Principal Distributions (continued).........     fourteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess  Cashflow Amount as described below under "Monthly
                                            Excess Cashflow."

                                            For each  Distribution  Date on or after the Stepdown Date so long as no Trigger
                                            Event is in effect,  the Principal  Distribution  Amount will be allocated among and  distributed in reduction of the class balances of the  Certificates  in the following order of priority:

                                                 first,  concurrently,  up to the Priority Amount, to the Class T-A-8, Class
                                            T-A-9,  Class  T-A-10  and  Class  T-A-11  Certificates,  pro rata,  the  Senior
                                            Principal Distribution Amount until the class balances thereof have been reduced to zero;

                                                 second,  concurrently,  to the Class T-A-1A and Class T-A-1B  Certificates,
                                            pro rata,  the Senior  Principal  Distribution  Amount until the class  balances thereof have been reduced to zero;

                                                 third, to the Class T-A-2 Certificates,  the Senior Principal  Distribution
                                            Amount until the class balance thereof has been reduced to zero;

                                                 fourth,  concurrently,  to the Class T-A-3A and Class T-A-3B  Certificates,
                                            pro rata,  the Senior  Principal  Distribution  Amount until the class  balances thereof have been reduced to zero;

                                                 fifth,  concurrently,  to the Class  T-A-4,  Class  T-A-5  and Class  T-A-6
                                            Certificates, pro rata, the Senior Principal Distribution Amount until the class balances thereof have been reduced to zero;

                                                 sixth, to the Class T-A-7 Certificates,  the Senior Principal  Distribution
                                            Amount until the class balance thereof has been reduced to zero;

                                                 seventh,  concurrently,  to the Class T-A-8,  Class T-A-9, Class T-A-10 and
                                            Class T-A-11  Certificates,  pro rata, the Senior Principal  Distribution Amount until the class balances thereof have been reduced to zero;

                                                 eighth,  to the Class T-M-1  Certificates,  up to the Class T-M-1 Principal
                                            Distribution Amount, until the class balance thereof has been reduced to zero;

                                                 ninth,  to the Class T-M-2  Certificates,  up to the Class T-M-2  Principal
                                            Distribution Amount, until the class balance thereof has been reduced to zero;

                                                 tenth,  to the Class T-M-3  Certificates,  up to the Class T-M-3  Principal
                                            Distribution Amount, until the class balance thereof has been reduced to zero;

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       9

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Principal Distributions (continued).........     eleventh, to the Class T-M-4 Certificates,  up to the Class T-M-4 Principal
                                            Distribution Amount, until the class balance thereof has been reduced to zero;

                                                 twelfth, to the Class T-M-5  Certificates,  up to the Class T-M-5 Principal
                                            Distribution Amount, until the class balance thereof has been reduced to zero;

                                                 thirteenth,  to  the  Class  T-B-1  Certificates,  up to  the  Class  T-B-1
                                            Principal  Distribution Amount, until the class balance thereof has been reduced to zero; and

                                                 fourteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess  Cashflow Amount as described below under "Monthly
                                            Excess Cashflow."








Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       10

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Swap Agreements.............................On the Closing Date,  the  Supplemental  Interest Trust Trustee on behalf of the
                                            Banc of America Funding 2007-1  supplemental  interest trust (the  "Supplemental
                                            Interest Trust") will enter into three Interest Rate Swap Agreements,  each with a notional  amount equal to, on each  Distribution  Date, the  applicable  "Swap
                                            Notional  Amount."  Under the Interest Rate Swap  Agreements,  the  Supplemental
                                            Interest  Trust  will be  obligated  to pay a fixed  monthly  rate on each  Swap
                                            Notional  Amount  (calculated  on a 30/360  basis) as set forth in each Interest
                                            Rate Swap  Agreement to the Swap Provider and the  Supplemental  Interest  Trust
                                            will be entitled  under each Interest  Rate Swap  Agreement to receive an amount equal  to the  then-current  rate of  one-month  LIBOR  on the  applicable  Swap
                                            Notional  Amount  (calculated  on an  actual/360  basis)  as set  forth  in such
                                            Interest Rate Swap Agreement  from the Swap  Provider,  until each Interest Rate
                                            Swap Agreement is  terminated.  Only the net amount of the two  obligations  for each Interest Rate Swap Agreement will be paid by the appropriate party (each, a
                                            "Net Swap Payment").  See the attached  schedules for the Swap Notional  Amounts for each Distribution Date.

                                            Each Net Swap Payment will be deposited into a swap account (the "Swap Account")
                                            by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing
                                            Agreement  and amounts on deposit in the Swap  Account  will be  distributed  as described  below  under  "Supplemental  Interest  Trust  Distributions"  and  in
                                            accordance with the terms set forth in the Pooling and Servicing Agreement.  The
                                            Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

                                            Upon early  termination  of an Interest Rate Swap  Agreement,  the  Supplemental
                                            Interest Trust or the Swap Provider may be liable to make a termination  payment
                                            (the "Swap  Termination  Payment") to the other party (regardless of which party caused the  termination).  The Swap  Termination  Payment  will be  computed  in accordance  with the procedures  set forth in the applicable  Interest Rate Swap
                                            Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, the payment will be paid on the related Distribution
                                            Date, and on any  subsequent  Distribution  Dates until paid in full,  generally prior to distributions to certificateholders.

                                            In the event that the  Supplemental  Interest Trust receives a Swap  Termination
                                            Payment,  and a  successor  Swap  Provider  cannot be  obtained,  then such Swap
                                            Termination   Payment  will  be  deposited  into  a  reserve   account  and  the
                                            Supplemental Interest Trust Trustee, on each subsequent  Distribution Date, will withdraw  the amount of any Net Swap  Payment due to the  Supplemental  Interest
                                            Trust  (calculated in accordance  with the terms of such original  Interest Rate
                                            Swap  Agreement)  and  administer  such Net Swap Payment in accordance  with the terms of the Pooling and Servicing Agreement.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       11

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Swap Agreement (continued)..................A "Defaulted Swap Termination  Payment" means any payment required to be made by the  Supplemental  Interest  Trust to the Swap Provider  pursuant to an Interest
                                            Rate Swap  Agreement as a result of an event of default under such Interest Rate
                                            Swap Agreement  with respect to which the Swap Provider is the defaulting  party or a  termination  event  (including a downgrade  termination  event) under that agreement  (other than illegality or a tax event) with respect to which the Swap
                                            Provider is the sole Affected Party (as defined in the applicable  Interest Rate
                                            Swap Agreement).

Monthly ExcessCashflow......................On any Distribution  Date, Monthly Excess Cashflow Amount will be applied in the following order of priority on that Distribution Date:

                                            first,  to the  Senior  Certificates,  pro rata,  to pay any  remaining  Accrued
                                            Certificate Interest;

                                            second, to the Senior Certificates,  pro rata, to pay any Interest  Carryforward
                                            Amount;

                                            third, to each class of Mezzanine  Certificates,  in numerical order,  beginning with the class of Mezzanine  Certificates with the highest payment priority, (i)
                                            first to pay any remaining Accrued  Certificate  Interest,  (ii) then to pay any remaining Interest Carryforward Amount; fourth, to the Class T-B-1 Certificates,
                                            (i) first to pay any remaining Accrued  Certificate  Interest,  (ii) then to pay any remaining Interest Carryforward Amount;

                                            fifth,  to the Senior  Certificates,  pro rata,  any Realized Loss  Amortization
                                            Amounts for such  classes,  based on Unpaid  Realized Loss Amounts for each such class;

                                            sixth,  to  the  Mezzanine   Certificates,   sequentially,   any  Realized  Loss
                                            Amortization Amounts;

                                            seventh, to the Class T-B-1 Certificates any Realized Loss Amortization Amounts;

                                            eighth,  to the  extent  of  amounts  otherwise  distributable  on the  Class CE
                                            Certificates,  first, concurrently, to the Senior Certificates,  pro rata, then, in numerical order,  beginning with the class of Mezzanine Certificates with the highest  payment  priority,  to the Mezzanine  Certificates,  and finally to the
                                            Class T-B-1 Certificates, any Cap Carryover Amounts;

                                            ninth,  to the  extent  of  amounts  otherwise  distributable  on the  Class  CE
                                            Certificates,  to the  Supplemental  Interest  Trust to fund any Defaulted  Swap
                                            Termination Payment; and

                                            tenth,  any remaining  amounts to the Class CE, Class P and Class R Certificates as specified in the Pooling and Servicing Agreement.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       12

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms



Supplemental Interest Trust
Distributions...............................On any  Distribution  Date and  after all  distributions  made  under  "Interest
                                            Distributions,"  "Principal  Distributions" and "Monthly Excess Cashflow" above, funds in the  Supplemental  Interest  Trust with respect to the Swap  Agreements will be distributed in the following order of priority:

                                            (i)  to the Swap  Provider,  all Net  Swap  Payments,  if any,  owed to the Swap
                                                 Provider for such Distribution Date;

                                            (ii) to the Swap Provider,  any Swap Termination Payment, other than a Defaulted
                                                 Swap Termination Payment, if any, owed to the Swap Provider;

                                            (iii) to pay any Interest  Carryforward Amounts on the Senior Certificates,  pro
                                                 rata,  then to pay  any  Interest  Carryforward  Amounts  to the  Mezzanine
                                                 Certificates,  sequentially in alphanumeric  order,  and finally to pay any
                                                 Interest Carryforward Amounts to the Class T-B-1 Certificates;

                                            (iv) to pay any principal on the Certificates  then entitled to distributions of principal,  in accordance with the principal payments provisions  described herein,  in  an  amount  necessary  to  maintain  the  applicable  Targeted
                                                 Overcollateralization Amount;

                                            (v)  to  reimburse  concurrently  in  proportion  of  their  respective  Applied
                                                 Realized Loss Amounts,  to the Senior  Certificates,  any remaining Applied
                                                 Realized  Loss  Amounts,  then to  reimburse  the  Mezzanine  Certificates, sequentially,  in alphanumeric  order,  for any remaining  Applied Realized
                                                 Loss Amounts, and finally to reimburse the Class T-B-1 Certificates for any remaining Applied Realized Loss Amounts;

                                            (vi) to pay concurrently in proportion of their respective Cap Carryover Amounts after giving  effect to  distributions  already  made on such  Distribution
                                                 Date, to the Senior Certificates, any remaining Cap Carryover Amounts;

                                            (vii) to pay the Mezzanine  Certificates  sequentially in alphanumeric order any
                                                 remaining  Cap   Carryover   Amounts  and  then  to  pay  the  Class  T-B-1
                                                 Certificates any remaining Cap Carryover Amounts;

                                            (viii) to the Swap Provider,  any Defaulted  Swap  Termination  Payment,  to the
                                                 extent not already paid; and

                                            (ix) to the holders of the Class CE Certificates, any remaining amounts.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Allocation of Losses........................Realized Losses on the Mortgage Loans will, in effect,  be absorbed first by the
                                            Class CE  Certificates,  through the  application of the Monthly Excess Interest
                                            Amount and any Net Swap  Payment  received  from the Swap  Provider to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

                                            If, after giving effect to the distribution of the Principal Distribution Amount on any  Distribution  Date  and  the  increase  of  any  class  balances  of any
                                            Certificates  as a result of  Recoveries,  the  aggregate  class  balance of the
                                            Certificates  exceeds the  aggregate  Stated  Principal  Balance of the Mortgage
                                            Loans  as of the last day of the  related  Collection  Period,  such  excess  (a
                                            "Subordinated  Applied Realized Loss Amount") will be allocated  sequentially to the Class T-B-1,  Class T-M-5,  Class T-M-4,  Class T-M-3, Class T-M-2 and Class
                                            T-M-1  Certificates,  until their respective class balances are reduced to zero.
                                            In  addition,  if after  giving  effect  to the  distribution  of the  Principal
                                            Distribution  Amount  on any  Distribution  Date and the  increase  of any class balances of any  Certificates  as a result of Recoveries and after the aggregate class balance of the Mezzanine Certificates and the Class T-B-1 Certificates has
                                            been reduced to zero,  the aggregate  class  balance of the Senior  Certificates exceeds the aggregate Stated  Principal  Balance of the Mortgage Loans as of the
                                            last day of the related  Collection  Period,  then with respect to each class of
                                            Senior  Certificates,  an  amount  equal to the  product  of such  excess  and a fraction,  the  numerator  of which is the class  balance  of such class and the denominator of which is the aggregate  class balance of the Senior  Certificates
                                            (with  respect to each class,  such  amount,  a "Senior  Applied  Realized  Loss
                                            Amount" and collectively  with a Subordinated  Applied Realized Loss Amount,  an
                                            "Applied  Realized  Loss  Amount")  will be  allocated in reduction of the class balance of each such class; provided, however, that (i) for so long as the Class
                                            T-A-6 Certificates are outstanding,  the Senior Applied Realized Loss Amount for the Class T-A-5  Certificates will be allocated to the Class T-A-6  Certificates in  addition  to the Senior  Applied  Realized  Loss  Amount for the Class T-A-6
                                            Certificates  and  (ii)  for  so  long  as the  Class  T-A-11  Certificates  are outstanding,  the Senior  Applied  Realized  Loss Amounts for the Class  T-A-3A,
                                            Class T-A-3B, Class T-A-4, Class T-A-9 and Class T-A-10 Certificates,  up to the
                                            respective  Super Senior  Support Cap for each such class,  will be allocated to the Class T-A-11  Certificates  in addition to the Senior Applied  Realized Loss
                                            Amount for the Class T-A-11 Certificates.

                                            The "Super Senior  Support Cap" for the Class T-A-3A  Certificates  is $620,000,
                                            for  the  Class  T-A-3B   Certificates  is  $1,494,000,   for  the  Class  T-A-4
                                            Certificates is $1,860,000,  for the Class T-A-9  Certificates is $4,000,000 and
                                            for the Class T-A-10 Certificates is $456,000.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

60+ Day Delinquent Loan.....................60+ Day Delinquent  Loan means each Mortgage Loan  (including each Mortgage Loan in  foreclosure  and each  Mortgage  Loan for which the  mortgagor has filed for bankruptcy  after the  Closing  Date)  with  respect  to which any  portion of a monthly  payment is, as of the due date in the month prior to such  Distribution
                                            Date,  two months or more past due and each  Mortgage  Loan  relating  to an REO property.

Accrued Certificate Interest................Accrued  Certificate  Interest  for  each  class  of  Certificates  entitled  to distributions  of interest and each  Distribution  Date means an amount equal to the interest  accrued  during the related  interest  accrual period on the class balance of such class of  Certificates  at the applicable  Certificate  Interest
                                            Rate,  minus  each  class's  Interest   Percentage  of  reductions  due  to  the
                                            Servicemembers  Civil  Relief  Act  related  to  any  Mortgage  Loans  for  such
                                            Distribution Date.

 Cap Carryover Amount.......................If on any Distribution Date, the Accrued  Certificate  Interest for any class of
                                            Certificates  is based on the Pool Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such  Distribution  Date based on its Pass-Through Rate over (ii) the amount of interest such class received on such  Distribution  Date based on the Pool Cap, together with the unpaid portion of any such excess from prior  Distribution  Dates (and interest accrued thereon at the then-applicable Pass-Through Rate).

Certificate Interest Rate...................The Certificate  Interest Rate for a class of Certificates  will be equal to the lesser of its Pass-Through Rate and the Pool Cap.

class balance...............................The  class  balance  of a  class  of  Certificates  (other  than  the  Class  CE
                                            Certificates)  at any time will equal its  initial  class  balance  less (i) all distributions  of principal made to such class and (ii) losses allocated to such class,  plus any  Recoveries  allocated to such class for previous  Distribution
                                            Dates. The Class CE Certificates have no class balance.

Class T-M-1 Principal Distribution
Amount......................................Class T-M-1 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution Date), and (ii) the class balance of the Class  T-M-1  Certificates immediately  prior to such  Distribution  Date  over (y) the  lesser  of (a) the product of (i)  approximately  92.40% and (ii) the  aggregate  Stated  Principal
                                            Balance  of the  Mortgage  Loans as of the last  day of the  related  Collection
                                            Period and (b) the amount by which the aggregate Stated Principal Balance of the
                                            Mortgage Loans as of the last day of the related  Collection  Period exceeds the product  of (i) 0.35% and (ii) the  aggregate  Stated  Principal  Balance of the
                                            Mortgage Loans on the Cut-off Date.

Class T-M-2 Principal Distribution
Amount......................................Class T-M-2 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       15

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

                                            account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution  Date),  (ii) the class  balance  of the Class  T-M-1  Certificates
                                            (after taking into account the payment of the Class T-M-1 Principal Distribution
                                            Amount on such Distribution Date) and (iii) the class balance of the Class T-M-2
                                            Certificates  immediately prior to such Distribution Date over (y) the lesser of
                                            (a) the  product  of (i)  approximately  94.90%  and (ii) the  aggregate  Stated
                                            Principal  Balance  of the  Mortgage  Loans as of the  last  day of the  related
                                            Collection  Period and (b) the amount by which the  aggregate  Stated  Principal
                                            Balance  of the  Mortgage  Loans as of the last  day of the  related  Collection
                                            Period exceeds the product of (i) 0.35% and (ii) the aggregate  Stated Principal
                                            Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-3 Principal Distribution
Amount......................................Class T-M-3 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution  Date),  (ii) the class  balance  of the Class  T-M-1  Certificates
                                            (after taking into account the payment of the Class T-M-1 Principal Distribution
                                            Amount on such  Distribution  Date),  (iii) the class balance of the Class T-M-2
                                            Certificates (after taking into account the payment of the Class T-M-2 Principal
                                            Distribution Amount on such Distribution Date) and (iv) the class balance of the
                                            Class T-M-3  Certificates  immediately  prior to such Distribution Date over (y)
                                            the lesser of (a) the product of (i) approximately 95.90% and (ii) the aggregate
                                            Stated Principal Balance of the Mortgage Loans as of the last day of the related
                                            Collection  Period and (b) the amount by which the  aggregate  Stated  Principal
                                            Balance  of the  Mortgage  Loans as of the last  day of the  related  Collection
                                            Period exceeds the product of (i) 0.35% and (ii) the aggregate  Stated Principal
                                            Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-4 Principal Distribution
Amount......................................Class T-M-4 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution  Date),  (ii) the class  balance  of the Class  T-M-1  Certificates
                                            (after taking into account the payment of the Class T-M-1 Principal Distribution
                                            Amount on such  Distribution  Date),  (iii) the class balance of the Class T-M-2
                                            Certificates (after taking into account the payment of the Class T-M-2 Principal
                                            Distribution  Amount on such  Distribution  Date), (iv) the class balance of the
                                            Class T-M-3  Certificates  (after  taking into  account the payment of the Class
                                            T-M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class T-M-4  Certificates  immediately prior to such Distribution
                                            Date over (y) the lesser of (a) the product of (i) approximately 96.90% and (ii)
                                            the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the  related  Collection  Period  and (b) the  amount by which the  aggregate
                                            Stated Principal Balance of the Mortgage Loans as of the last day of the related
                                            Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated
                                            Principal Balance of the Mortgage Loans on the Cut-off Date.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       16

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms


Class T-M-5 Principal Distribution
Amount......................................Class T-M-5 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution  Date),  (ii) the class  balance  of the Class  T-M-1  Certificates
                                            (after taking into account the payment of the Class T-M-1 Principal Distribution
                                            Amount on such  Distribution  Date),  (iii) the class balance of the Class T-M-2
                                            Certificates (after taking into account the payment of the Class T-M-2 Principal
                                            Distribution  Amount on such  Distribution  Date), (iv) the class balance of the
                                            Class T-M-3  Certificates  (after  taking into  account the payment of the Class
                                            T-M-3 Principal  Distribution  Amount on such Distribution  Date), (v) the class balance of the Class T-M-4  Certificates  (after taking into account the payment of the Class T-M-4 Principal  Distribution Amount on such Distribution Date) and
                                            (vi) the class balance of the Class T-M-5 Certificates immediately prior to such
                                            Distribution  Date over (y) the lesser of (a) the  product of (i)  approximately
                                            97.90% and (ii) the aggregate Stated Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated  Principal  Balance of the Mortgage Loans as of the last day of the  related  Collection  Period  exceeds  the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class T-B-1 Principal Distribution
Amount......................................Class T-B-1 Principal Distribution Amount means the excess of (x) the sum of (i)
                                            the  aggregate  class  balance of the Senior  Certificates  (after  taking  into account  the  payment  of the  Senior  Principal  Distribution  Amount  on  such
                                            Distribution  Date),  (ii) the class  balance  of the Class  T-M-1  Certificates
                                            (after taking into account the payment of the Class T-M-1 Principal Distribution
                                            Amount on such  Distribution  Date),  (iii) the class balance of the Class T-M-2
                                            Certificates (after taking into account the payment of the Class T-M-2 Principal
                                            Distribution  Amount on such  Distribution  Date), (iv) the class balance of the
                                            Class T-M-3  Certificates  (after  taking into  account the payment of the Class
                                            T-M-3 Principal  Distribution  Amount on such Distribution  Date), (v) the class balance of the Class T-M-4  Certificates  (after taking into account the payment of the Class T-M-4 Principal  Distribution  Amount on such  Distribution  Date),
                                            (vi) the class  balance  of the Class  T-M-5  Certificates  (after  taking  into account  the payment of the Class T-M-5  Principal  Distribution  Amount on such
                                            Distribution  Date) and (vii) the class balance of the Class T-B-1  Certificates immediately  prior to such  Distribution  Date  over (y) the  lesser  of (a) the product of (i)  approximately  99.30% and (ii) the  aggregate  Stated  Principal
                                            Balance  of the  Mortgage  Loans as of the last  day of the  related  Collection
                                            Period and (b) the amount by which the aggregate Stated Principal Balance of the
                                            Mortgage Loans as of the last day of the related  Collection  Period exceeds the product  of (i) 0.35% and (ii) the  aggregate  Stated  Principal  Balance of the
                                            Mortgage Loans on the Cut-off Date.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

Collection Period...........................The period  from the second day of the  calendar  month  preceding  the month in which a Distribution  Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Deficient Valuation.........................A Deficient  Valuation occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the  Mortgage  Loan  secured  by  such  mortgaged  property  or  reduces  the then-outstanding  principal  balance  of a  Mortgage  Loan.  In  the  case  of a reduction  in the value of the  related  mortgaged  property,  the amount of the secured  debt could be reduced to such  value,  and the holder of such  Mortgage
                                            Loan thus would become an unsecured creditor to the extent the  then-outstanding principal  balance of such  Mortgage  Loan  exceeds the value so assigned to the mortgaged property by the bankruptcy court.

Extra Principal Distribution Amount.........Extra  Principal  Distribution  Amount means as of any  Distribution  Date,  the lesser of (x) the Monthly Excess Interest Amount for such  Distribution Date and
                                            (y) the Overcollateralization Deficiency for such Distribution Date.

Interest Carryforward Amount................Interest  Carryforward  Amount means (i) for any class of  Certificates  and the first  Distribution  Date,  zero, and (ii) for any class of Certificates and any
                                            Distribution  Date after the first  Distribution  Date,  the amount,  if any, by which (a) the sum of (1)  Accrued  Certificate  Interest  for such class for the immediately  preceding  Distribution  Date  and  (2)  the  outstanding  Interest
                                            Carryforward Amount, if any, for such class for such preceding Distribution Date exceeds  (b) the  aggregate  amount  distributed  on such  class in  respect  of interest on such  preceding  Distribution  Date,  plus interest on the amount of interest due but not paid on such class on such preceding  Distribution Date, to the extent  permitted  by law, at the  Pass-Through  Rate for such class for the related interest accrual period.

Interest Percentage.........................Interest  Percentage  is,  with  respect  to any class of  Certificates  and any
                                            Distribution  Date, the ratio  (expressed as a decimal carried to six places) of the  Accrued  Certificate  Interest  for such class to the  Accrued  Certificate
                                            Interest for all classes of Senior  Certificates and Mezzanine  Certificates and
                                            the Class T-B-1  Certificates with respect to such Distribution Date and without regard to reductions due to the Servicemembers Civil Relief Act.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       18

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

Interest Remittance Amount..................Interest Remittance Amount means with respect to the Mortgage Pool and as of any
                                            Distribution  Date,  (A) the  sum,  without  duplication,  of (i)  all  interest collected  or  advanced  with  respect to the related  Collection  Period on the
                                            Mortgage Loans received by the Servicers on or prior to the  Determination  Date for such  Distribution  Date  (less the  Administrative  Fees for such  Mortgage
                                            Loans,  certain amounts  available for  reimbursement  of advances and servicing advances  with respect to such  Mortgage  Loans and certain  other  reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement and the servicing  agreements),  (ii) all payments by the  Servicers  to cover  interest shortfalls due to principal  prepayments for such  Distribution  Date, (iii) the
                                            portion  of  any  payment  in   connection   with  any   principal   prepayment,
                                            substitution,  repurchase price,  liquidation proceeds (net of certain expenses)
                                            or insurance  proceeds  relating to interest with respect to the Mortgage  Loans received during the during the related Prepayment Period, (iv) any Reimbursement
                                            Amounts  received  with  respect  to  the  Mortgage  Loans  during  the  related
                                            Prepayment  Period  and (v) on the  Distribution  Date  on  which  the  optional clean-up call for the Mortgage Loans and related  property of the Issuing Entity is exercised, the interest portion of the termination price less (B) any amounts payable  to the  Swap  Provider  (including  any Net Swap  Payment  and any Swap
                                            Termination  Payment  owed to the Swap  Provider,  other than a  Defaulted  Swap
                                            Termination Payment).

Monthly Excess Cashflow Amount..............Monthly  Excess  Cashflow  Amount means the sum of the Monthly  Excess  Interest
                                            Amount,  reduced  by any  amounts  paid as part  of the  Principal  Distribution
                                            Amount,  the  Overcollateralization  Release  Amount  and  any  portion  of  the
                                            Principal  Distribution Amount (without  duplication)  remaining after principal distributions on the Certificates.

Overcollateralization Amount................Overcollateralization  Amount means as of any Distribution  Date the excess,  if any, of (x) the aggregate Stated  Principal  Balance of the Mortgage Loans as of
                                            the last day of the  related  Collection  Period  over (y) the  aggregate  class
                                            balance  of  all  classes  of  Certificates   (after  taking  into  account  all
                                            distributions  of  principal on such  Distribution  Date and the increase of any class balance as a result of Recoveries related to the Mortgage Loans).

Overcollateralization Deficiency............Overcollateralization  Deficiency means as of any Distribution Date, the excess,
                                            if  any,  of  (x)  the  Targeted   Overcollateralization  Amount  over  (y)  the
                                            Overcollateralization  Amount for that  Distribution  Date,  calculated for this purpose after taking into account the reduction on that Distribution Date of the class balances of all classes of Certificates resulting from the distribution of the  Principal  Distribution  Amount (but not the Extra  Principal  Distribution
                                            Amount) on that Distribution  Date, but prior to taking into account any Applied
                                            Realized Loss Amounts on that Distribution Date.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       19

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

Overcollateralization Release
Amount......................................Overcollateralization Release Amount means with respect to any Distribution Date on or after the  Stepdown  Date on which a Trigger  Event is not in effect,  the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y)
                                            the  excess,  if  any,  of  (i)  the   Overcollateralization   Amount  for  such
                                            Distribution  Date,  assuming  that 100% of the Principal  Remittance  Amount is applied as a principal  payment on the  Certificates on such  Distribution  Date over  (ii)  the  Targeted  Overcollateralization  Amount.  With  respect  to any
                                            Distribution   Date   on   which   a   Trigger   Event   is   in   effect,   the
                                            Overcollateralization Release Amount will be zero.

Pass-Through Rate...........................The Pass-Through Rate for a class of fixed rate certificates will be a fixed per annum rate. The Pass-Though Rate for a class of floating rate  certificates will be a per annum rate equal to one-month  LIBOR as  determined  by the  Securities
                                            Administrator for the applicable Distribution Date plus a specified margin.

Pool Cap....................................The Pool Cap for any  Distribution  Date will be a per annum  rate  (subject  to adjustment,  in the case of the Class T-A-1A,  Class T-A-2, Class T-A-3A,  Class
                                            T-M-2, Class T-M-3 and Class T-M-4  Certificates,  based on the actual number of days  elapsed  during the  related  Interest  Accrual  Period)  equal to (i) the average of the Net Mortgage  Interest Rates for the Mortgage Loans,  weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related  Collection Period less (ii) 12 times the quotient of (a) the aggregate Net Swap Payment or Swap Termination Payment, if any, made to the Swap
                                            Provider  (only if such Swap  Termination  Payment is not due to a Swap Provider
                                            Trigger  Event (as defined in each Interest  Rate Swap  Agreement))  and (b) the aggregate Stated Principal  Balance of the Mortgage Loans as of the first day of the related Collection Period.

Principal Distribution Amount...............As of any  Distribution  Date,  the sum of (i) the Principal  Remittance  Amount
                                            (minus  the  Overcollateralization  Release  Amount,  if any) and (ii) the Extra
                                            Principal Distribution Amount, if any.

Principal Remittance Amount.................Principal  Remittance  Amount means with respect to any  Distribution  Date, the amount  equal  to (A)  the  sum  (less  certain  amounts  (without  duplication)
                                            available  for  reimbursement  of advances and  servicing  advances  relating to
                                            Mortgage Loans and certain other reimbursable  expenses and indemnities relating to the Mortgage  Loans  pursuant to the Pooling and Servicing  Agreement and the servicing  agreements)  of the  following  amounts  (without  duplication)  with respect to the Mortgage Loans:  (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the related Servicer on or prior to the  Determination  Date for such Distribution  Date,  including any advances made by such Servicer with respect  thereto,  (ii) all full and partial principal prepayments on the Mortgage Loans received by the Servicers during the
                                            related  Prepayment  Period,  (iii)  the  insurance  proceeds,   Recoveries  and
                                            liquidation  proceeds (net of certain expenses)  allocable to principal actually collected by the Servicers with respect to the Mortgage Loans during the related

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       20

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

                                            Prepayment  Period,  (iv) the  portion  of the  repurchase  price  allocable  to principal  of all  repurchased  defective  Mortgage  Loans  with  respect to the related Prepayment Period, (v) any Substitution  Adjustment Amounts with respect to the Mortgage Loans received during the related Prepayment Period and (vi) the principal  portion of amounts received in connection with the optional  clean-up call of the Mortgage Loans and related property of the Issuing Entity as of such
                                            Distribution  Date less (B) any amounts payable to the Swap Provider  (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted  Swap  Termination  Payment)  not covered by the Interest
                                            Remittance Amount.

Priority Amount.............................For any  Distribution  Date the lesser of (i) the aggregate class balance of the
                                            Class T-A-8,  Class T-A-9,  Class T-A-10 and Class T-A-11  Certificates and (ii)
                                            the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the
                                            Senior Principal Distribution Amount.

Priority Percentage.........................For any  Distribution  Date (i) the aggregate  class balance of the Class T-A-8,
                                            Class T-A-9, Class T-A-10 and Class T-A-11 Certificates  divided by (ii) the sum of the class balances of the Senior Certificates.

Realized Loss...............................With respect to a liquidated  Mortgage  Loan,  the amount by which the remaining unpaid principal  balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan and (b) a losses as a result of  Deficient  Valuations  or  reduction of the amount of the monthly payment on the related Mortgage Loan.

Realized Loss Amortization Amounts..........As to each class of Senior Certificates and Mezzanine Certificates and the Class
                                            T-B-1  Certificates  and any  Distribution  Date,  the  lesser of (x) the Unpaid
                                            Realized  Loss  Amount  for such  class  and (y) the  remaining  Monthly  Excess
                                            Cashflow  Amount  available  after  distribution  in  respect  of  any  Interest
                                            Carryforward  Amount for such class  pursuant  to the  Monthly  Excess  Cashflow
                                            Allocation.

Recovery....................................A Recovery is an amount received with respect to a Mortgage Loan in the Mortgage
                                            Pool as to which a Realized  Loss had  previously  been  allocated to a class of
                                            Certificates.

Senior Enhancement Percentage...............Senior Enhancement  Percentage means for any Distribution Date is the percentage obtained  by  dividing  (x) the sum of (i) the  aggregate  class  balance of the
                                            Mezzanine  Certificates  and the Class  T-B-1  Certificates  before  taking into
                                            account   the   distributions   on  such   Distribution   Date   and   (ii)  the
                                            Overcollateralization  Amount  as of the  prior  Distribution  Date  by (y)  the aggregate Stated  Principal  Balance of the Mortgage Loans as of the last day of the related Collection Period.

Senior Principal Distribution


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       21

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

Amount......................................As of any  Distribution  Date  (i)  before  the  Stepdown  Date or as to which a
                                            Trigger  Event is in effect,  the Principal  Distribution  Amount and (ii) on or after the  Stepdown  Date and as long as a Trigger  Event is not in effect,  the excess of (a) the class balance of the Senior Certificates  immediately prior to that  Distribution  Date  over  (b)  the  lesser  of  (x)  the  product  of  (1)
                                            approximately  87.60%  and (2) the  aggregate  Stated  Principal  Balance of the
                                            Mortgage Loans as of the last day of the related  Collection  Period and (y) the amount by which the aggregate Stated Principal  Balance of the Mortgage Loans as of the  last  day of the  related  Collection  Period  after  giving  effect  to principal  prepayments received during the calendar month preceding the month of that  Distribution  Date exceeds the product of (1) 0.35% and (2) the  aggregate
                                            Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Senior Specified Enhancement
Percentage..................................Approximately 12.40%.

Shift Percentage............................For any Distribution Date, the percentage set forth below:

                                            Distribution Date Occurring In               Shift Percentage

                                            February 2007 through January 2010                0%
                                            February 2010 through January 2012                45%
                                            February 2012 through January 2013                80%
                                            February 2013 through January 2014                100%
                                            February 2014 and thereafter                      300%

Stated Principal Balance....................The Stated  Principal  Balance of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such  amortization  schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments
                                            and  liquidation  proceeds  (net  of  unreimbursed   expenses  and  unreimbursed
                                            advances) allocable to principal received and to the payment of principal due on such due date and  irrespective  of any  delinquency  in payment by the  related mortgagor and after giving effect to any Deficient Valuation.

Stepdown Date...............................The earlier to occur of (i) the  Distribution  Date on which the aggregate class balance  of the  Senior  Certificates  is  reduced to zero and (ii) the later to occur of (x) the  Distribution  Date in February  2010 and (y) the  Distribution
                                            Date on which the Senior Enhancement  Percentage is greater than or equal to the
                                            Senior Specified Enhancement Percentage.

Targeted Overcollateralization Amount.......As of any Distribution Date, (x) prior to the Stepdown Date, approximately 0.35%
                                            of the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans as of the
                                            Cut-off Date and (y) on and after the Stepdown  Date, (i) if a Trigger Event has not occurred,  the greater of (a) the lesser of (x)  approximately  0.70% of the


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       22

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                              Certain Defined Terms

                                            aggregate Stated  Principal  Balance of the Mortgage Loans as of the last day of the  related  Collection  Period and (y)  approximately  0.35% of the  aggregate
                                            Stated  Principal  Balance of the Mortgage Loans as of the Cut-off Date and (ii)
                                            if a Trigger Event has occurred, the Targeted  Overcollateralization  Amount for the immediately preceding Distribution Date.

Trigger Event...............................A Trigger  Event has  occurred  on a  Distribution  Date if (i) the  three-month rolling average of 60+ Day Delinquent  Loans equals or exceeds 50% of the Senior
                                            Enhancement  Percentage or (ii) the aggregate  amount of Realized  Losses on the
                                            Mortgage  Loans  incurred  since the  Cut-off  Date  through the last day of the related  Collection  Period  (reduced  by the  aggregate  amount  of  Recoveries received  since the Cut-off Date through the last day of the related  Collection
                                            Period) divided by the aggregate Stated Principal  Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable  percentages  set forth below with respect to such Distribution Date:


                                            -------------------------------- -------------------------------------------------
                                            Distribution Date Occurring In                      Percentage

                                            -------------------------------- -------------------------------------------------
                                            February 2009 through January     0.25% for the first month, plus an additional
                                            2010                                1/12th of 0.35% for each month thereafter
                                            -------------------------------- -------------------------------------------------
                                            February 2010 through January     0.60% for the first month, plus an additional
                                            2011                                1/12th of 0.45% for each month thereafter
                                            -------------------------------- -------------------------------------------------
                                            February 2011 through January     1.05% for the first month, plus an additional
                                            2012                                1/12th of 0.45% for each month thereafter
                                            -------------------------------- -------------------------------------------------
                                            February 2012 through January     1.50% for the first month, plus an additional
                                            2013                                1/12th of 0.30% for each month thereafter
                                            -------------------------------- -------------------------------------------------
                                            February 2013 and thereafter                          1.80%
                                            -------------------------------- -------------------------------------------------



Unpaid Realized Loss Amount.................For any class of Senior  Certificates  and Mezzanine  Certificates and the Class
                                            T-B-1  Certificates  and as to any  Distribution  Date,  the  excess  of (x) the cumulative  amount of related  Applied  Realized Loss Amounts  allocated to such class for all prior  Distribution  Dates over (y) the sum of (a) the  cumulative amount of any Recoveries  allocated to such class, (b) the cumulative  amount of related  Realized Loss  Amortization  Amounts with respect to such class for all prior  Distribution  Dates and (c) the cumulative amount of Unpaid Realized Loss
                                            Amounts  reimbursed  to such  class for all prior  Distribution  Dates  from the
                                            Supplemental Interest Trust.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor,  the issuing  entity and this  offering.  You may get these documents  for  free by  visiting  EDGAR  on the SEC  Web  site at  www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering  will arrange to send you the  prospectus  if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors.  Banc of America Securities LLC (the  "Underwriter")
and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking
relationship                 with                 the                 depositor.

The  information  contained  in these  materials  may be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   The
Underwriter  makes  no  representation  regarding  the  reasonableness  of  such assumptions  or the  likelihood  that any such  assumptions  will  coincide with actual market  conditions or events,  and these  materials  should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners  and  employees,  including  persons  involved  in the  preparation  or issuance  of  these  materials,  may,  from  time to  time,  have  long or short positions in, and buy and sell, the securities  mentioned  herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.  Information in these  materials  regarding any securities discussed herein supersedes all prior information  regarding such securities.  These  materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction  where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                       23

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                    Preliminary Interest Rate Swap Schedule 1


     Period     Distribution Date     Notional Balance ($)
     -----------------------------------------------------
        1           2/25/2007            192,865,421.68
        2           3/25/2007            188,441,884.10
        3           4/25/2007            183,525,247.81
        4           5/25/2007            178,130,501.61
        5           6/25/2007            172,275,471.41
        6           7/25/2007            165,980,769.10
        7           8/25/2007            159,269,715.19
        8           9/25/2007            152,168,234.91
        9          10/25/2007            144,705,288.70
       10          11/25/2007            136,913,597.34
       11          12/25/2007            128,832,449.37
       12           1/25/2008            120,502,281.03
       13           2/25/2008            112,465,584.22
       14           3/25/2008            104,740,245.13
       15           4/25/2008             97,314,217.31
       16           5/25/2008             90,175,919.86
       17           6/25/2008             83,314,219.47
       18           7/25/2008             72,817,598.40
       19           8/25/2008             62,453,984.10
       20           9/25/2008             52,492,009.32
       21          10/25/2008             42,916,130.30
       22          11/25/2008             33,711,404.15
       23          12/25/2008             24,863,465.63
       24           1/25/2009             16,358,504.84
       25           2/25/2009             9,413,183.48
       26           3/25/2009             6,874,924.87
       27           4/25/2009             4,435,075.40
       28           5/25/2009             2,089,825.28
       --------------------------------------------------






Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                   Preliminary Interest Rate Swap Schedule 2

  Period     Distribution Date     Notional Balance ($)     Period       Distribution Date        Notional Balance ($)
----------------------------------------------------------------------------------------------------------------------
    1            2/25/2007             7,426,000.00           32             9/25/2009                7,426,000.00
    2            3/25/2007             7,426,000.00           33             10/25/2009               7,426,000.00
    3            4/25/2007             7,426,000.00           34             11/25/2009               7,426,000.00
    4            5/25/2007             7,426,000.00           35             12/25/2009               7,426,000.00
    5            6/25/2007             7,426,000.00           36             1/25/2010                7,426,000.00
    6            7/25/2007             7,426,000.00           37             2/25/2010                7,426,000.00
    7            8/25/2007             7,426,000.00           38             3/25/2010                6,115,523.50
    8            9/25/2007             7,426,000.00           39             4/25/2010                3,689,127.31
    9           10/25/2007             7,426,000.00           40             5/25/2010                3,545,681.56
    10          11/25/2007             7,426,000.00           41             6/25/2010                3,407,802.64
    11          12/25/2007             7,426,000.00           42             7/25/2010                3,275,274.86
    12           1/25/2008             7,426,000.00           43             8/25/2010                3,147,890.87
    13           2/25/2008             7,426,000.00           44             9/25/2010                3,025,451.37
    14           3/25/2008             7,426,000.00           45             10/25/2010               2,907,764.74
    15           4/25/2008             7,426,000.00           46             11/25/2010               2,794,646.80
    16           5/25/2008             7,426,000.00           47             12/25/2010               2,685,920.47
    17           6/25/2008             7,426,000.00           48             1/25/2011                2,581,415.55
    18           7/25/2008             7,426,000.00           49             2/25/2011                2,480,968.42
    19           8/25/2008             7,426,000.00           50             3/25/2011                2,384,421.78
    20           9/25/2008             7,426,000.00           51             4/25/2011                2,291,624.43
    21          10/25/2008             7,426,000.00           52             5/25/2011                2,202,431.04
    22          11/25/2008             7,426,000.00           53             6/25/2011                2,116,701.86
    23          12/25/2008             7,426,000.00           54             7/25/2011                2,034,302.60
    24           1/25/2009             7,426,000.00           55             8/25/2011                1,955,104.13
    25           2/25/2009             7,426,000.00           56             9/25/2011                1,878,982.35
    26           3/25/2009             7,426,000.00           57             10/25/2011               1,805,817.94
    27           4/25/2009             7,426,000.00           58             11/25/2011               1,735,496.22
    28           5/25/2009             7,426,000.00           59             12/25/2011               1,659,450.42
    29           6/25/2009             7,426,000.00           60             1/25/2012                1,534,466.60
    30           7/25/2009             7,426,000.00           61             2/25/2012                1,414,340.06
    31           8/25/2009             7,426,000.00
------------------------------------------------------------------------------------------------------------------------





Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                           Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------

                   Preliminary Interest Rate Swap Schedule 3


---------------------------------------------------------------------------------------------------------------------------
  Period     Distribution Date     Notional Balance ($)     Period       Distribution Date        Notional Balance ($)
---------------------------------------------------------------------------------------------------------------------------
    1            2/25/2007             4,746,000.00           32             9/25/2009                4,746,000.00
    2            3/25/2007             4,746,000.00           33             10/25/2009               4,746,000.00
    3            4/25/2007             4,746,000.00           34             11/25/2009               4,746,000.00
    4            5/25/2007             4,746,000.00           35             12/25/2009               4,746,000.00
    5            6/25/2007             4,746,000.00           36             1/25/2010                4,746,000.00
    6            7/25/2007             4,746,000.00           37             2/25/2010                4,746,000.00
    7            8/25/2007             4,746,000.00           38             3/25/2010                3,676,901.19
    8            9/25/2007             4,746,000.00           39             4/25/2010                2,357,715.18
    9           10/25/2007             4,746,000.00           40             5/25/2010                2,266,039.24
    10          11/25/2007             4,746,000.00           41             6/25/2010                2,177,921.05
    11          12/25/2007             4,746,000.00           42             7/25/2010                2,093,222.76
    12           1/25/2008             4,746,000.00           43             8/25/2010                2,011,811.87
    13           2/25/2008             4,746,000.00           44             9/25/2010                1,933,560.99
    14           3/25/2008             4,746,000.00           45             10/25/2010               1,858,347.65
    15           4/25/2008             4,746,000.00           46             11/25/2010               1,786,054.16
    16           5/25/2008             4,746,000.00           47             12/25/2010               1,716,567.34
    17           6/25/2008             4,746,000.00           48             1/25/2011                1,649,778.42
    18           7/25/2008             4,746,000.00           49             2/25/2011                1,585,582.83
    19           8/25/2008             4,746,000.00           50             3/25/2011                1,466,779.31
    20           9/25/2008             4,746,000.00           51             4/25/2011                1,349,396.61
    21          10/25/2008             4,746,000.00           52             5/25/2011                1,236,572.68
    22          11/25/2008             4,746,000.00           53             6/25/2011                1,128,130.77
    23          12/25/2008             4,746,000.00           54             7/25/2011                1,023,900.99
    24           1/25/2009             4,746,000.00           55             8/25/2011                 923,720.00
    25           2/25/2009             4,746,000.00           56             9/25/2011                 827,430.83
    26           3/25/2009             4,746,000.00           57             10/25/2011                734,882.54
    27           4/25/2009             4,746,000.00           58             11/25/2011                645,930.07
    28           5/25/2009             4,746,000.00           59             12/25/2011                568,890.48
    29           6/25/2009             4,746,000.00           60             1/25/2012                 546,732.09
    30           7/25/2009             4,746,000.00           61             2/25/2012                 525,434.85
    31           8/25/2009             4,746,000.00
---------------------------------------------------------------------------------------------------------------------------






Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                     [LOGO]

            ---------------------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2007-1, Group T2

Banc of America Funding 2007-1 Trust
Issuing Entity

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

U.S. Bank National Association
Trustee and Custodian

Wells Fargo Bank, N.A.
SunTrust Mortgage, Inc.
Servicers

January 12, 2007

[LOGO]



Banc of America Securities LLC

--------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                                   DISCLAIMER
                                   ----------


This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

                TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.







Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------





          Selected Group T2 Mortgage Loan Data as of January 1, 2007(1)


                                                              Range or Total          Weighted Average
                                                              --------------          ----------------
Number of Group T2 Mortgage Loans                                 2,137
Group T2 Unpaid Principal Balance                            $442,674,688.87
Unpaid Principal Balance                               $22,080.97 to $1,742,000.00       $207,147.73
Mortgage Interest Rate                                       5.875% to 9.500%              7.275%
Servicing Fee Rate                                           0.250% to 1.150%              0.2504%
Remaining Terms to Stated Maturity                          176 to 359 months            356 months
Original Term                                               180 to 360 months            358 months
Number of Months Since Origination                            2 to 9 months               3 months
Original Loan-to-Value Ratio                                 15.00% to 95.00%              74.15%
Credit Scores                                                   620 to 822                   702
Latest Maturity Date                                         December 1, 2036
Number of Interest-Only Mortgage Loans                             997
Group T2 Unpaid Principal Balance of Interest-Only
   Mortgage Loans                                            $245,786,743.39
Unpaid Principal Balance of Interest-Only Mortgage
    Loans                                              $30,400.00 to $1,742,000.00       $246,526.32
Geographic Concentration of Mortgaged Properties
   in Excess of 5.00% of the Group T2 Unpaid
   Principal Balance
       Florida................................                    13.82%
       California.............................                    9.75%
       New York...............................                    7.07%
       Maryland...............................                    6.48%
       Virginia...............................                    5.17%
Maximum Single Five-Digit Zip Code Concentration                  0.50%

---------------------------------------
(1) Approximate (+/-5%).




Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------



                     Occupancy of Mortgaged Properties(1)(2)



                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Occupancy(2)                                 Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
Primary Residence                                  1,315           $322,596,467.47           72.87%
Investor Property                                    725             98,560,627.00           22.26
Second Home                                           97             21,517,594.40            4.86
-------------------------------------------------------------------------------------------------------------
Total:                                             2,137           $442,674,688.87          100.00%

(1) Based solely on representations of the mortgagor at the time of origination of the related Group T2 Mortgage Loan.

(2) Approximate (+/-5%).

                                Property Type(1)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Property Type(1)                             Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
Single Family Residence                            1,351           $260,596,841.88            58.87%
PUD-Attached                                         359             88,092,427.26            19.90
2-Family                                             162             32,819,724.91             7.41
Condominium                                          147             29,200,072.33             6.60
3-Family                                              70             21,591,808.21             4.88
4-Family                                              47             10,241,477.99             2.31
Cooperative                                            1                132,336.29             0.03
-------------------------------------------------------------------------------------------------------------
Total:                                             2,137           $442,674,688.87           100.00%

---------------------------------------

(1) Approximate (+/-5%).




Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                            Mortgage Loan Purposes(3)



                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Purpose(3)                                   Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
Purchase                                          983               $205,254,849.12             46.37%
Refinance-Cashout                                 883                183,149,044.65             41.37
Refinance-Rate/Term                               271                 54,270,795.10             12.26
-------------------------------------------------------------------------------------------------------------
Total:                                          2,137               $442,674,688.87            100.00%

---------------------------------------

(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)  Approximate (+/-5%).



                              Documentation Type(1)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Documentation Type(1)                        Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
Stated Income/Verified Assets                     936              $201,833,617.09              45.59%
No Ratio                                          399                89,033,699.05              20.11
Full/Alt                                          338                59,103,317.56              13.35
No Doc                                            269                53,137,686.08              12.00
Stated Income/Stated Assets                       172                35,130,067.47               7.94
Not Verified Income/Not Verified Assets            14                 3,236,688.53               0.73
Verified Income/Stated Assets                       8                 1,077,795.26               0.24
Not Verified Income/Verified Assets                 1                   121,817.83               0.03
-------------------------------------------------------------------------------------------------------------
Total:                                          2,137              $442,674,688.87             100.00%

---------------------------------------
(1) Approximate (+/-5%).






Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------




           Geographical Distribution of the Mortgaged Properties(1)(2)



                                                     Group T2 Stated      % of Group T2 Cut-off
                           Number of Group T2      Principal Balance as     Date Pool Principal
Geographical Area (2)        Mortgage Loans           of Cut-off Date             Balance
---------------------      ------------------      --------------------    ---------------------
Alabama                            11                  $1,022,125.75                0.23%
Alaska                              3                     605,508.71                0.14
Arizona                            64                  14,606,928.88                3.30
Arkansas                            4                     416,123.69                0.09
California                        134                  43,165,874.21                9.75
Colorado                           45                  10,927,713.26                2.47
Connecticut                        34                   8,383,299.68                1.89
Delaware                           12                   2,712,915.15                0.61
District Of Columbia               10                   4,052,335.55                0.92
Florida                           274                  61,196,726.60               13.82
Georgia                            75                  10,722,606.19                2.42
Hawaii                              6                   2,377,650.00                0.54
Idaho                              12                   2,332,100.14                0.53
Illinois                           99                  21,425,484.52                4.84
Indiana                            27                   3,086,295.85                0.70
Iowa                                3                     286,346.49                0.06
Kansas                              4                     508,531.24                0.11
Kentucky                           35                   3,476,560.00                0.79
Louisiana                          16                   2,037,705.64                0.46
Maine                              12                   1,735,426.17                0.39
Maryland                          128                  28,682,183.58                6.48
Massachusetts                      53                  13,846,986.79                3.13
Michigan                           51                   6,046,168.29                1.37
Minnesota                          22                   4,953,934.27                1.12
Mississippi                        11                   1,389,659.30                0.31
Missouri                           22                   2,113,380.95                0.48
Montana                             9                   1,635,443.67                0.37
Nebraska                            2                     216,446.67                0.05
Nevada                             24                   6,672,649.46                1.51
New Hampshire                      21                   4,649,186.33                1.05
New Jersey                         54                  17,772,584.31                4.01
New Mexico                          5                     392,892.53                0.09
New York                           87                  31,286,652.34                7.07
North Carolina                    157                  21,696,275.04                4.90
Ohio                               56                   5,965,200.07                1.35
Oklahoma                            8                     678,417.58                0.15
Oregon                             45                  10,072,261.59                2.28
Pennsylvania                       71                  10,529,588.10                2.38
Rhode Island                       22                   5,237,449.68                1.18
South Carolina                     58                   8,696,160.96                1.96
South Dakota                        1                     121,817.83                0.03
Tennessee                          46                   6,029,661.84                1.36
Texas                             116                  14,606,508.21                3.30
Utah                               17                   5,715,731.51                1.29
Vermont                             6                   1,039,859.13                0.23
Virginia                           98                  22,874,251.04                5.17
Washington                         51                  11,257,142.88                2.54



Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------




West Virginia                       8                   1,697,850.73                0.38
Wisconsin                           6                   1,418,062.24                0.32
Wyoming                             2                     302,024.23                0.07
------------------------------------------------------------------------------------------------
Total:                          2,137                $442,674,688.87              100.00%

(1) As of the Cut-off Date, no more than approximately 0.50% of the Group T2 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

(2)  Approximate (+/-5%).


                 Current Mortgage Loan Principal Balances(1)(2)



                                                                  Group T2 Stated      % of Group T2 Cut-off
Current Mortgage Loan Principal            Number of Group T2   Principal Balance as     Date Pool Principal
Balances(2)                                  Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
0.01 - 50,000.00                                   73              $3,061,234.65                0.69%
50,000.01 - 100,000.00                            416              31,317,832.97                7.07
100,000.01 - 150,000.00                           451              55,859,496.45               12.62
150,000.01 - 200,000.00                           368              64,219,365.20               14.51
200,000.01 - 250,000.00                           273              61,176,585.81               13.82
250,000.01 - 300,000.00                           176              48,241,263.51               10.90
300,000.01 - 350,000.00                           103              33,446,741.55                7.56
350,000.01 - 400,000.00                            96              36,035,269.59                8.14
400,000.01 - 450,000.00                            50              20,987,856.58                4.74
450,000.01 - 500,000.00                            27              12,751,676.27                2.88
500,000.01 - 550,000.00                            23              12,034,770.76                2.72
550,000.01 - 600,000.00                            19              10,902,267.88                2.46
600,000.01 - 650,000.00                            15               9,444,681.65                2.13
650,000.01 - 700,000.00                            11               7,521,535.23                1.70
700,000.01 - 750,000.00                             3               2,179,500.00                0.49
750,000.01 - 800,000.00                             5               3,889,843.77                0.88
800,000.01 - 850,000.00                             4               3,294,409.97                0.74
850,000.01 - 900,000.00                             4               3,449,230.96                0.78
900,000.01 - 950,000.00                             1                 907,000.00                0.20
950,000.01 - 1,000,000.00                          12              11,894,656.10                2.69
1,000,000.01 - 1,500,000.00                         4               5,080,219.97                1.15
1,500,000.01 - 2,000,000.00                         3               4,979,250.00                1.12
-------------------------------------------------------------------------------------------------------------
Total:                                          2,137            $442,674,688.87              100.00%

---------------------------------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Group T2 Mortgage Loans is expected to be approximately $207,148.

(2)  Approximate (+/-5%).




Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                      Original Debt-to-Income Ratios(1)(2)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Original Debt-to-Income Ratios(%)(2)         Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
Not Calculated                                    682              $145,408,073.66              32.85%
0.01 - 5.00                                         6                   611,418.12               0.14
5.01 - 10.00                                       10                 1,964,779.03               0.44
10.01 - 15.00                                      23                 2,739,573.14               0.62
15.01 - 20.00                                      43                 7,047,883.27               1.59
20.01 - 25.00                                      87                13,999,067.33               3.16
25.01 - 30.00                                     149                27,816,621.99               6.28
30.01 - 35.00                                     252                52,130,738.17              11.78
35.01 - 40.00                                     318                68,465,971.06              15.47
40.01 - 45.00                                     453                94,245,262.75              21.29
45.01 - 50.00                                     114                28,245,300.35               6.38
-------------------------------------------------------------------------------------------------------------
Total:                                          2,137              $442,674,688.87             100.00%

---------------------------------------

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group T2 Mortgage Loans is expected to be approximately 36.66%.

(2)  Approximate (+/-5%).





Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                       Original Loan-to-Value Ratios(1)(2)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Original Loan-to-Value Ratios(%)(2)          Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
10.01 - 15.00                                      1                 $120,000.00               0.03%
15.01 - 20.00                                      3                  277,659.68               0.06
20.01 - 25.00                                      1                  248,383.43               0.06
25.01 - 30.00                                      8                1,423,858.83               0.32
30.01 - 35.00                                      7                  724,913.91               0.16
35.01 - 40.00                                     12                2,272,471.76               0.51
40.01 - 45.00                                     18                3,083,588.94               0.70
45.01 - 50.00                                     20                4,465,359.63               1.01
50.01 - 55.00                                     42                8,467,080.20               1.91
55.01 - 60.00                                     56               10,966,885.91               2.48
60.01 - 65.00                                     65               21,311,211.83               4.81
65.01 - 70.00                                    490               99,823,493.66              22.55
70.01 - 75.00                                    227               44,121,506.68               9.97
75.01 - 80.00                                  1,125              235,388,269.94              53.17
80.01 - 85.00                                     26                3,953,465.52               0.89
85.01 - 90.00                                     20                3,682,781.00               0.83
90.01 - 95.00                                     16                2,343,757.95               0.53
-------------------------------------------------------------------------------------------------------------
Total:                                         2,137             $442,674,688.87             100.00%

---------------------------------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group T2 Mortgage Loans is expected to be approximately 74.15%.

(2)  Approximate (+/-5%).

Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------



                          Mortgage Interest Rates(1)(2)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Mortgage Interest Rates(%)(2)                Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
5.751 - 6.000                                      11              $2,645,315.44               0.60%
6.001 - 6.250                                      31               7,185,897.77               1.62
6.251 - 6.500                                     208              47,242,742.56              10.67
6.501 - 6.750                                     270              55,617,871.94              12.56
6.751 - 7.000                                     368              76,006,736.24              17.17
7.001 - 7.250                                     239              48,927,339.17              11.05
7.251 - 7.500                                     339              68,360,598.74              15.44
7.501 - 7.750                                     195              44,143,883.50               9.97
7.751 - 8.000                                     226              43,435,135.95               9.81
8.001 - 8.250                                     115              22,414,853.54               5.06
8.251 - 8.500                                      99              20,273,563.04               4.58
8.501 - 8.750                                      24               3,588,465.66               0.81
8.751 - 9.000                                      10               2,418,251.82               0.55
9.001 - 9.250                                       1                 118,273.50               0.03
9.251 - 9.500                                       1                 295,760.00               0.07
------------------------------------------------------------------------------------------------------------
Total:                                          2,137            $442,674,688.87             100.00%

---------------------------------------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Group T2 Mortgage Loans is expected to be approximately 7.275% per annum.

(2)  Approximate (+/-5%).



                    Number of Months Since Origination(1)(2)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Months Since Origination(2)                  Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
1 - 6                                            2,117            $438,988,251.70              99.17%
7 - 12                                              20               3,686,437.17               0.83
-------------------------------------------------------------------------------------------------------------
Total:                                           2,137            $442,674,688.87             100.00%

---------------------------------------

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group T2 Mortgage Loans is expected to be approximately 3 months.

(2)  Approximate (+/-5%).




Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------



                              Remaining Terms(1)(2)



                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Remaining Terms (months)(2)                  Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
161 - 180                                           33              $5,931,205.58                1.34%
341 - 360                                        2,104             436,743,483.29               98.66
-------------------------------------------------------------------------------------------------------------
Total:                                           2,137            $442,674,688.87              100.00%

---------------------------------------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group T2 Mortgage Loans is expected to be approximately 356 months.

(2)  Approximate (+/-5%).


                        Credit Scores of Mortgagors(1)(2)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Credit Scores(2)                             Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
801 - 850                                           50              $9,362,224.75               2.11%
751 - 800                                          354              70,543,223.76              15.94
701 - 750                                          631             129,882,115.52              29.34
651 - 700                                          829             168,129,976.43              37.98
601 - 650                                          273              64,757,148.41              14.63
-------------------------------------------------------------------------------------------------------------
Total:                                           2,137            $442,674,688.87             100.00%

---------------------------------------

(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

(2)  Approximate (+/-5%).


                             Prepay Penalty Terms(1)



                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Prepay Penalty Terms (months)(1)             Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
0                                                1,752             $368,941,178.06             83.34%
12                                                  38                8,320,768.50              1.88
24                                                  56               11,539,159.83              2.61
36                                                 218               40,745,402.52              9.20
60                                                  73               13,128,179.96              2.97
-------------------------------------------------------------------------------------------------------------
Total:                                           2,137             $442,674,688.87            100.00%


(1) Approximate (+/-5%).





Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]                         Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group T2
--------------------------------------------------------------------------------


                             Prepay Penalty Types(1)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Prepay Penalty Types(1)                      Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
None                                              1,752            $368,941,178.06               83.34%
Hard                                                382              72,874,839.59               16.46
Soft                                                  2                 431,271.22                0.10
Hard (12mo) / Soft                                    1                 427,400.00                0.10
-------------------------------------------------------------------------------------------------------------
Total:                                            2,137            $442,674,688.87              100.00%


(1) Approximate (+/-5%).


                           Prepay Penalty Fee Types(1)




                                                                  Group T2 Stated      % of Group T2 Cut-off
                                           Number of Group T2   Principal Balance as     Date Pool Principal
Prepay Penalty Fee Types(1)                  Mortgage Loans        of Cut-off Date             Balance
---------------------------------------- ---------------------  ---------------------  ----------------------
None                                              1,752            $368,941,178.06              83.34%
6mos interest on 80%                                381              72,815,585.43              16.45
6mos interest on 100%                                 3                 490,525.38               0.11
2% on 67%                                             1                 427,400.00               0.10
-------------------------------------------------------------------------------------------------------------
Total:                                            2,137            $442,674,688.87             100.00%


(1) Approximate (+/-5%).





Banc of America Securities LLC

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------